Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
Subsidiaries of FleetCor Technologies, Inc.

Name	Jurisdiction of Organization
FleetCor Technologies Operating Company, LLC	Georgia, United States
FleetCor Funding, LLC	Delaware, United States
Mannatec, Inc.	Georgia, United States
CFN Holding Co.	Delaware, United States
CLC Group, Inc.	Delaware, United States
Corporate Lodging Consultants, Inc.	Kansas, United States
Crew Transportation Specialists, Inc.	Kansas, United States
FleetCor Commercial Card Management (Canada) Ltd.	British Columbia, Canada
FleetCor Technologies Operating Company - CFN Holding Co.	Luxembourg
FleetCor Luxembourg Holding1 S.a.r.l.	Luxembourg
FleetCor Luxembourg Holding2 S.a.r.l.	Luxembourg
FleetCor Technologieën B.V.	The Netherlands
FleetCor UK Acquisition Limited	United Kingdom
FleetCor Europe Limited	United Kingdom
CH Jones Limited	United Kingdom
FleetCor UK International Management Limited	United Kingdom
The Fuelcard Company UK Limited	United Kingdom
FleetCor Fuel Cards LLC	Delaware, United States
FleetCor Fuel Cards (Europe) Ltd	United Kingdom
CCS Ceska spolecnost pro platebni karty sro	Czech Republic
CCS Slovenska spoleènost pro platebne karty sro	Slovakia
LLC “PPR”	Russia
UAB “Transit Card International”	Lithuania
Transit Card Int’l Polska Sp. z.o.o.	Poland
OU Transit Cargo International	Estonia
LLC "Eltop"	Russia
LLC "OILCARD"	Russia
FleetCor Technologies Mexico S. de R.L. de C.V.	Mexico
Efectivale, S. de R.L. de C.V.	Mexico
Efectivale Servicios, S. de R.L. de C.V.	Mexico
CTF Technologies (Canada), ULC	Canada
CTF Technologies Do Brasil, Ltda.	Brasil
LLC "TD NCT" (new)	Russia
LLC "STC" "Petrol Plus" (new)	Russia
LLC "NCT Software"	Russia
LLC Petrol Plus Cards Ukraine	Ukraine
LLC Petrol Plus Cards Asia	Asia
Allstar Business Solutions Limited	United Kingdom

Business Fuel Cards Pty Limited	Australia
FleetCor Technologies New Zealand Limited	New Zealand
Cardlink Systems Limited	New Zealand
LLC Avto-Kart neft	Russia
VB - SERVIÇIOS, COMÉRCIO E ADMINISTRAÇÃO LTDA	Brazil
GESTREK - SERVIÇO DE GESTÃO, CALL CENTER E LOGÍSTICA EMPRESARIAL LTDA	Brazil
Auto Expresso Technologia S.A.	Brazil
CGMP Centro de Gestao de Meios de Pagamentos Ltda.	Brazil
Epyx Limited	England and Wales
Epyx France SAS	France
Pacific Pride Services, LLC	Delaware, United States
FleetCor Deutschland GmbH	Germany
Masternaut Luxembourg Holding, S.a.r.l.	Luxembourg
Masternaut Bidco Limited	United Kingdom
Masternaut Group Holdings Ltd	United Kingdom
Masternaut Holding Limited	United Kingdom
FCHC Holding Company, LLC	Delaware, United States
FleetCor Tankkarten GmbH	Austria
Comdata Inc.	Delaware, United States
Comdata TN, Inc.	Tennessee, United States
Comdata Network Inc. of California	California, United States
Stored Value Solutions International B.V.	The Netherlands
Stored Value Solutions GmbH	Germany
Stored Value Solutions France SAS	France
Stored Value Solutions Hong Kong Limited	China
Stored Value Solutions Canada Ltd.	Canada
Shanghai Stored Value Solutions Information Technology Co., Ltd.	China
Ceridian SVS GmbH	Austria
Stored Value Solutions UK Limited	United Kingdom
Venturo Technologien Swiss GmbH	Switzerland
FleetCor Belgium Société Privée à Responsabilité Limitée	Belgium
FleetCor POLAND SPÓ£KA ZOGRANICZONA ODPOWIEDZIALNOSC	Poland
FleetCor Hungary Korlátolt Felelõsségû Társaság	Hungary
Venturo Technologies S.à r.l.	Luxembourg
FleetCor Czech Republic sro	Czech Republic
FleetCor Slovakia s.r.o.	Slovakia
Creative Lodging Solutions, LLC	Kentucky, United States
Venturo Fleet Solutions Company Limited	Thailand
TravelCard, B.V. (FKA TravelCard Nederlands, B.V.)	The Netherlands
Cambridge Mercantile Corp. (USA)	United States
Cambridge Mercantile Corp. (Canada)	Canada
Cambridge Mercantile Corp. (U.K.) Ltd.	United Kingdom
Cambridge Mercantile (Australia) Pty Ltd.	Australia
Cambridge Mercantile Risk Management (U.K.) Ltd.	United Kingdom
Telefleet Limited	United Kingdom

Masternaut ITS Ltd.	United Kingdom
Masternaut Ltd.	United Kingdom
Masternaut International SAS	France
Masternaut Iberica SL	Spain
Masternaut GmbH	Munich, Germany
Masternaut AB	Sweden
Masternaut B.V.	The Netherlands
Masternaut SAS	France
Global Processing Companies Rus, Limited Liability Company (Russian Federation)	Russia
Qui Group SpA	Genova, Italy
Qui Financial Services SpA	Genova, Italy
Carrera Quattro Srl	Genova, Italy
Welfare Company Srl	Genova, Italy
K2Pay Srl	Genova, Italy
Campus Bio Medico SpA	Milano, Italy
Rupe SpA	Genova, Italy
HAT SpA	Milano, Italy
Polisporliva Parioli SpA	Roma, Italy
Rispamio Super Srl	Catania, Italy
Consel Consorzio Elis	Roma, Italy